May 25, 2011

Securities and Exchange Commission
Washington, D.C.  20549

Dear Sirs:

We have read Item 4.01 of the Form 8-K dated May 25, 2011, of City Holding Company 401(k) Plan and Trust and are in agreement with the statements contained in the first, second, third and fourth paragraphs of Item 4.01 therein. We have no basis to agree or disagree with the other statements of the Company contained therein.

Sincerely,

By:  /s/ Gibbons & Kawash, A.C.

Gibbons & Kawash, A.C.